Exhibit 10.3


                  Description of Consulting Arrangement Between
                       Registrant and Mr. William J. Werry

William J. Werry, a retired unit bank President, has been retained as an independent consultant advising the Chairman of the Retistrant on a range of matters. His compensation is approved annually by the Board of Directors of Tri City National Bank. His current annual compensation for these services is $16,800, payable monthly, and is in addition to his compensation as a director.